Aquestive

Aquestive Therapeutics Strengthens Board of Directors with Experienced Biotech Executive

Appoints Abigail "Abbey" Jenkins, a veteran biotech executive with over 20 years of experience in commercial leadership, to Board of Directors

Your publication date and time will appear here. | Source: Aquestive Therapeutics, Inc.

WARREN, N.J., April 01, 2024 (GLOBE NEWSWIRE) -- Aquestive Therapeutics, Inc. (NASDAQ: AQST) ("Aquestive" or the "Company"), a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies, today announced the appointment of Abigail Jenkins to the Company's Board of Directors, effective April 1, 2024. Ms. Jenkins has two decades of leadership in large and small biotech and pharmaceutical companies, with a focus on commercial launch and corporate strategy roles.

"I am very pleased to welcome Abbey to the Aquestive Board of Directors. Her two decades of experience in the commercialization of pharmaceutical products, as well as her general management and leadership experience in the biopharmaceutical industry, will make her a vital asset to the Company, especially as we continue to develop our first and only orally administered epinephrine product candidate, Anaphylm™," said Dan Barber, President and Chief Executive Officer of Aquestive. "The appointment of Abbey is one of our first steps in re-establishing our commercial capabilities."

Aquestive's Board of Directors will now be comprised of eight

directors, seven of whom are independent directors.

"We are delighted to welcome Abbey to the Board of Directors," said Santo J. Costa, Chairman of the Board of Aquestive. "Abbey is a highly skilled and experienced leader who will significantly contribute to the Board of Directors carrying out its mandate. Her experience with innovative drug delivery systems and the launches of novel therapeutics will be extremely valuable to the Company as it moves forward."

Ms. Jenkins said, "I am pleased to be joining the Aquestive Board of Directors during these exciting times. I see great promise in Aquestive's innovative delivery technologies, including Anaphylm which has the potential to transform the treatment of anaphylaxis."

About Abigail Jenkins

Abigail "Abbey" L. Jenkins, M.S., is President and Chief Executive Officer of Gamida Cell Ltd. (NASDAQ: GMDA), a pioneer in cell therapies, and a member of the company's Board of Directors. Ms. Jenkins brings more than 20 years of leadership experience in the biopharmaceutical industry delivering life-enhancing therapies from research to commercialization for patients in need. Prior to joining Gamida Cell, Ms. Jenkins served as the chief commercial and business officer at Lyndra Therapeutics, Inc., a clinical-stage biopharmaceutical company, where she established and led global commercial, business development, corporate strategy and portfolio management across multiple therapeutic areas. Prior to Lyndra Therapeutics, Ms. Jenkins served as senior vice president and business unit head of vaccines at Emergent BioSolutions, Inc. (NYSE: EBS) where she oversaw the company's largest therapeutic division from discovery through commercialization. Ms. Jenkins also served as chief commercial officer and U.S. business head at Aquinox Pharmaceuticals, Inc. Additionally, Ms. Jenkins has held senior commercial and business development positions at Relypsa, Inc., Actavis (now Teva Pharmaceuticals Ltd.), Pfizer and Medimmune, LLC (now AstraZeneca).

Ms. Jenkins holds a Master of Science in biotechnology and biotech business enterprise from The Johns Hopkins University, a Bachelor of Arts in psychology and biology from Indiana University, and a certificate of achievement in General Management as a Kellogg Executive Scholar. Ms. Jenkins was recognized in 2022 as one of the

PharmaVoice 100, one of the industry's 100 Most Inspiring Leaders, Disrupter Category, for change agents who define excellence in leadership in biopharma.

About Aquestive

Aquestive Therapeutics, Inc. (NASDAQ: AQST) is a pharmaceutical company advancing medicines to bring meaningful improvement to patients' lives through innovative science and delivery technologies. The Company is developing pharmaceutical products to deliver complex molecules, through administrations that are alternatives to invasive and inconvenient standard of care therapies. Aquestive has five commercialized products marketed by its licensees in the U.S. and around the world and is the exclusive manufacturer of these licensed products. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a late-stage proprietary product pipeline focused on treating diseases of the central nervous system and an earlier stage pipeline for the treatment of severe allergic reactions, including anaphylaxis. For more information, visit Aquestive.com and follow us on LinkedIn.

Forward-Looking Statement

Certain statements in this press release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "anticipate," "plan," "expect," "estimate," "intend," "may," "will," or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the advancement and related timing of Anaphylm™ (epinephrine) Sublingual Film for the treatment of severe allergic reactions, including anaphylaxis, through clinical development and regulatory approval by the U.S. Food and Drug Administration, the potential benefits Anaphylm could bring to patients, and other statements that are not historical facts. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of important, factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to, risks associated with the Company's

development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials for Anaphylm and other risks and uncertainties affecting the Company described in the section entitled "Risk Factors" and in other sections included in Aquestive's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (SEC), as well as discussions of potential risks, uncertainties, and other important factors in any subsequent reports filed with the SEC. These documents contain and identify important factors that could cause the actual results for Aquestive to differ materially from those contained in Aquestive's forward-looking statements. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by this cautionary statement. Aquestive specifically disclaims any obligation to update any forward-looking statement, except as required by law.

PharmFilm® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc.

Investor Inquiries:

ICR Westwicke

Stephanie Carrington

stephanie.carrington@westwicke.com

646-277-1282